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                                                                   EXHIBIT 10.80

                      SELLER/BUYER TIME BROKERAGE AGREEMENT

         This TIME BROKERAGE AGREEMENT (the "Agreement") is made as of November 1, 1999, between Ramar Communications, II, Ltd., a Texas limited partnership, ("Licensee") and ACME Television of New Mexico, LLC, a Delaware limited liability company ("Broker").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Broker is in the business of producing and transmitting news, sports, informational, public service and entertainment programming and associated advertising on Television Station KWBQ, Santa Fe, New Mexico ("KWBQ"); and

         WHEREAS, Licensee is the holder of a license issued by the Federal Communications Commission ("FCC") authorizing the operation of a television station with the assigned call letters "KASY-TV" on Channel 50, Albuquerque, NM (the "Station"); and

         WHEREAS, Licensee as Seller and Broker (as one of the parties comprising Buyer) are parties to that certain Asset Purchase Agreement dated February 19, 1999, as amended pursuant to amendments dated July 30, 1999 and November 1, 1999, relating to the Station ("Asset Purchase Agreement"); and

         WHEREAS, Broker desires to provide programming to be transmitted on the Station; and

         WHEREAS, Licensee desires to transmit programming supplied by Broker on the Station while maintaining control over the Station and continuing to broadcast Licensee's own public interest programming;

         NOW, THEREFORE, in consideration of these premises and the mutual promises, undertakings, covenants and agreements of the parties contained in this Agreement, the parties hereto do hereby agree as follows:


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                                       2

                                    ARTICLE 1
                              PROGRAMMING AGREEMENT

         1.1 Brokered Programming. Subject to paragraphs 1.2 and 1.3 herein, Broker hereby agrees to provide, for transmission by the Station, news, sports, informational and entertainment programming and associated advertising, promotional, and public service programming and announcement matter for 168 hours per week ("Brokered Programming") throughout the Term hereof. All Brokered Programming and its transmission by the Station shall be subject to the supervision and control of Licensee.

         1.2 Licensee Programming. Licensee will retain sole responsibility for ascertainment of the needs of its community of license and service area, including specifically the children therein. The parties agree that the Brokered Programming will include programming which responds to these ascertained needs and concerns, including educational and informational children's programming that complies with FCC rules (47 C.F.R. Section 73.670) and is in sufficient quantity to satisfy FCC policies governing children's programming; provided, however, Licensee shall have the right to broadcast such additional noncommercial programming, either produced or purchased by Licensee, as it determines appropriate to respond to the ascertained issues of community concern ("Licensee Programming"). Such Licensee Programming shall be broadcast at times mutually agreed to by Broker and Licensee, provided, however, that in the absence of such agreement, Licensee may delete or preempt in its sole discretion any Brokered Programming for the purpose of transmitting such Licensee Programming. For purposes of this Agreement, "noncommercial" shall mean any programming for which no consideration of any kind is received by Licensee.

         1.3. Preemption. Licensee may at its discretion preempt or delete any Brokered Programming which Licensee believes to be unsatisfactory, unsuitable or contrary to the public interest, and may substitute programming which, in Licensee's opinion, is of greater local or national importance.

                                    ARTICLE 2
                                   OPERATIONS

         2.1 Compliance with FCC Regulations. Subject to paragraph 9.14 herein, Licensee will retain ultimate responsibility for compliance with all FCC rules and policies, including, but not limited to (a) the employ of such personnel as may be necessary to assure compliance with all FCC regulations, including all technical regulations governing the operation of the Station; (b) complying with all programming


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content requirements; (c) maintaining a main studio and providing a meaningful managerial and staff presence at the main studio; (d) ascertainment of and programming in response to community needs and concerns and the needs and concerns of children; (e) adhering to FCC limits on commercial matter in children's programming; and (f) meeting FCC requirements governing (i) political programming, (ii) sponsorship identification, (iii) lottery and contest matters,
(iv) maintenance of the Station's public and political files, (v) compliance with appropriate quarterly issues programs lists, children's programming lists, and (vi) employment and EEO matters Broker will cooperate with Licensee so as to assist Licensee in meeting FCC requirements pertaining to operation of the Station, including but not limited to Broker's making main studio facilities and related technical facilities necessary to KASY-TV operations, such as studio-transmitter link facilities, available to Licensee at no expense at the end of the transition period contemplated by that certain November 1, 1999 Closing and Transition Agreement between Licensee, Broker, Lee Enterprises, Inc., and Sandia Television Corporation.

         2.2 Provision of Programming. Subject to Licensee's control and supervision, Broker shall provide the Brokered Programming and shall be responsible for implementing its transmission by the Station, utilizing assets owned or leased by Broker to the extent necessary. To the extent Broker reasonably requests the use of tangible station assets owned by Licensee to enable Broker to fulfill its obligations under this Agreement, Licensee shall make the use of such assets reasonably available to Broker at no cost. To the extent Licensee requests the use of assets owned by Broker to produce or broadcast the programming specified in paragraphs 1.2 and 1.3 hereof, or to fulfill Licensee's obligations pursuant to paragraph 2.1 hereof, Broker shall make the use of such assets available to Licensee at no cost.

         2.3 Station Staffing. Licensee shall have sole discretion to make and effectuate staffing and personnel decisions relating to its employees at the Station, including the sole responsibility to determine appropriate levels of staffing to fulfill Licensee's duties under paragraph 2.1 herein. Broker shall have no control or right of review whatsoever over any decision by Licensee to hire or dismiss any Licensee employee.

         2.4 Station Operation. Licensee shall retain ultimate control over the Station's facilities, including specifically control over Station's finances, personnel and programming. Licensee shall retain sole responsibility for ensuring compliance with all FCC technical rules. Under the supervision and ultimate control of Licensee's Chief Operator, Broker shall maintain in good working order the Station's equipment used in connection with the broadcast of the Station's program material. Broker shall bear full


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and exclusive responsibility for all expenditures that may be necessary to maintain the Station's equipment in good working order; provided, however, that Licensee shall retain responsibility for maintaining its antenna in good working order so long as the antenna is not substantially damaged through Broker's use.

                                    ARTICLE 3
                                  CONSIDERATION

         3.1 Fee. Starting on the Commencement Date, as hereinafter defined, and each month thereafter during the Term of this Agreement, as defined below, so long as Licensee is not in breach of this Agreement, Broker shall pay to Licensee a monthly Time Brokerage Fee calculated according to the provisions set forth in Exhibit A.

         3.2 Adjustments. Licensee may broadcast up to two hours of Licensee Programming per week pursuant to paragraph 1.2 without any adjustment to the fee set out in paragraph 3.1. If at any time during the Term of this Agreement, the Station shall fail to carry Brokered Programming for more than the two hours per week specified in this paragraph 3.2, the fee payable to Licensee by Broker shall be reduced by a fraction, the denominator of which equals the total Broker's weekly programming hours on Station and the numerator of which equals the sum be of Broker hours preempted by Licensee during the week in question.

                                    ARTICLE 4
                                      TERM

         4.1 Term. The Term of this Agreement (the "Term") shall commence on November 1, 1999 (the "Commencement Date") and shall, unless earlier terminated pursuant to FCC regulation or by mutual consent of Licensee and Broker, terminate on the earlier of: (a) the consummation of the transactions contemplated by the Asset Purchase Agreement; or (b) the termination of the Asset Purchase Agreement. If this Agreement terminates pursuant to this paragraph 4.1, neither Licensee nor Broker shall have any liability to the other for damages of any kind under this Agreement.

         4.2 Termination for Default and Nonperformance. Should either party be in breach of this Agreement for the nonperformance of a material obligation, this Agreement may be terminated by the non-defaulting party if such breach shall continue with respect to monetary defaults for a period of ten (10) days and, with respect to non-monetary defaults, for a period of fifteen (15) days following the receipt of written notice from the non-defaulting party ("Cure Period"), which notice shall indicate the nature of such


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default; provided, however, that there shall be a final accounting of monies due but unpaid under this Agreement within thirty (30) days after the consummation or termination of the Asset Purchase Agreement. The Cure Period shall be extended as necessary for up to (but not exceeding) thirty (30) days for those non-monetary defaults which cannot be cured within fifteen (15) days, provided that the defaulting party is diligently working with all reasonable haste to remedy such default.

                                    ARTICLE 5
                                  ASSIGNABILITY

         5.1 Assignability.

         Neither party shall assign or transfer its rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 6
                               REGULATORY MATTERS

         6.1 Renegotiation Upon FCC Action or Other Regulatory Changes. If the FCC determines that this Agreement is inconsistent with Licensee's licensee obligations or is otherwise contrary to FCC policies, rules and regulations, or if regulatory, legislative, or judicial action subsequent to the Commencement Date alters the permissibility of this Agreement under the FCC's rules or the Communications Act of 1934, as amended, the parties shall renegotiate this Agreement in good faith and recast this Agreement in terms that are likely to cure the defects perceived by the FCC or the changes caused by regulatory, legislative, or judicial action and return a balance of benefits to both parties comparable to the balance of benefits provided by the Agreement in its current terms. If, after such good faith negotiations, either party determines in good faith that recasting the Agreement to meet the defects perceived by the FCC is impossible without a material adverse effect on such party, either party may terminate this Agreement without further liability upon fifteen (15) days prior written notice to the other party. If termination shall occur pursuant to this paragraph, such termination shall extinguish and cancel this Agreement without further liability on the part of either party to the other; provided, however, that there shall be a final accounting of monies due but unpaid under this Agreement within thirty (30) days after such termination.

         6.2 FCC Matters. Should a change in FCC policy or rules make it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any


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                                       6

element of this Agreement, both parties hereto shall use their best efforts diligently to prepare, file and prosecute before the FCC all petitions, waiver requests, construction permit applications, amendments, rulemaking comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this Agreement. Notwithstanding anything in this Agreement to the contrary (and except filings required as a matter of law) it is understood that no filing shall be made with the FCC with respect to this Agreement unless both parties hereto have reviewed said filing and consented to its submission.

         6.3 Network Agreement. Licensee has affiliated with the United Paramount Television Network ("UPN"). Broker acknowledges that the UPN affiliation agreement as well as any network affiliation agreement hereinafter entered into between Licensee and an entity which provides television programming for use on the Station shall be and remain the sole property of Licensee, as required by the FCC.

                                    ARTICLE 7
                     BROADCAST EQUIPMENT AND RELATED ASSETS

         7.1 Equipment and Assets. Licensee represents and warrants to Broker that Licensee owns the Station antenna (the "Antenna"). Broker represents and warrants to Licensee that Broker owns, leases or will acquire other equipment from Lee Enterprises, Inc. necessary to operate the Station (the "Equipment")

         7.2 Insurance. At Broker's expense, the parties shall during the Term keep in force and effect by advance payment of premium comprehensive casualty, property damage, business interruption, and liability insurance with an insurance company and in an amount reasonably acceptable to Broker and Licensee, insuring against any liability that may accrue on account of any loss or damage to the Antenna and Equipment or occurrences on or about the Antenna and Equipment. Broker and Licensee shall be specified as insureds under the policy required under this Section 7.2. Broker will supply a certificate of insurance to Licensee demonstrating Broker's compliance with its obligations under this
Section 7.2 on the Commencement Date and upon each and every renewal date for the insurance policy maintained by Broker, and will provide Licensee fifteen
(15) days' prior notice of the expiration of said policy and immediate notice of any cancellation of said policy.

         7.3   Leases.


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                                       7

         (a) Licensee is the lessee under tower space and transmitter building leases, (the "Leases"). Such Leases being crucial to the successful operation of this Agreement, Licensee represents and warrants to Broker that Licensee is and will remain in material compliance with the terms of the Leases. Subject to reimbursement by Broker, Licensee shall timely pay all rents and expenses relating to the operation of the Station's transmitter, including but not limited to rents under the Leases.

         (b) Licensee affirmatively covenants to Broker that Licensee will timely pay all rental payments under the Leases promptly when due and otherwise fully comply with all terms of the Leases. Broker shall pay or reimburse Licensee for any fees assessed by the Forest Service in relation to the use of Forest Service lands for the tower and antenna.

                                    ARTICLE 8
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Licensee's Representations and Warranties. Licensee represents and warrants to Broker as follows:

         (a) Organization. Licensee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to acquire and own the property, licenses and permits associated with the Station, and to carry out all of the transactions contemplated by this Agreement.

         (b) Compliance with Law. Licensee has complied with and will continue to comply with all laws, rules and regulations governing the business, ownership and operations of the Station that are material in any way to this Agreement. All attendant contracts and undertakings, as well as the carrying out of this Agreement, do not result in any violation of, nor are they in conflict with Licensee's organizational documents or any existing judgment, decree, order, statute, law, rule or regulation of any governmental authority applicable to Licensee.

         (c) Authority. All requisite resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Licensee have been duly adopted and complied with.

         (d) Misrepresentation of a Material Fact. No document or contract disclosed to Broker pursuant to this Agreement and in any way affects any of the properties, assets or proposed business of Licensee as related to this Agreement, and no certificate or statement furnished by Licensee or on behalf of it in connection with the transactions


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                                       8

contemplated herein contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

         (e) Authorizations in Good Standing. Licensee is fully qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to be the Licensee and license holder of the Station. Licensee's license and all related authorizations for the Station are in full force and effect and unimpaired by any acts or omissions of Licensee, its employees or agents, and there is no complaint, condition, event, defect or occurrence existing or, to the knowledge of Licensee, threatened against said authorizations, that would materially threaten their retention or renewability by Licensee.

         (f) Litigation. There is no litigation at law or in equity, no arbitration proceeding, and no proceeding before or by any court, commission, agency, or other administrative or regulatory body or authority, or, to the best of Licensee's knowledge, threatened or anticipated, which would have a material adverse affect upon the Station. To the extent that any such event shall exist on the Commencement Date, Licensee agrees that any and all costs, judgments, and liabilities which have or shall become due and payable shall be the sole and exclusive financial responsibility of Licensee.

         (g) Taxes. All federal, state, county and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed in connection with the Station's operations, real estate, or payroll have been duly and timely filed. All taxes which have become due pursuant to such returns or pursuant to any assessment received by them have been paid as have all installments of estimated taxes. All taxes, levies, and other assessments which the Station is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities.

         8.2 Broker's Representations and Warranties, Broker represents and warrants to Licensee as follows:

         (a) Organization. Broker is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its property and to carry out all of the transactions contemplated by this Agreement.


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                                       9

         (b) Compliance with Law. Broker has complied with and continues to comply with all laws, rules and regulations governing the business, ownership and operations of KWBQ that are material in any way to this Agreement. All attendant contracts and undertakings, as well as the carrying out of this Agreement, do not result in any violation of nor are they in conflict with Broker's organizational documents or any existing judgment, decree, order, statute, law, rule or regulation of any governmental authority applicable to Broker.

         (c) Authority. All requisite resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Broker have been duly adopted and complied with.

         (d) Misrepresentation of Material Fact. No document or contract disclosed to Licensee pursuant to this Agreement and which in any way affects any of the properties, assets or proposed business of Licensee as relate to this Agreement, and no certificate or statement furnished by Broker or on behalf of it in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

         (e) Litigation. There is no litigation at law or in equity, no arbitration proceeding, and no proceeding before or by any court, commission, agency, or other administrative or regulatory body or authority, or, to the best of Broker's knowledge, threatened or anticipated, which would have a material adverse affect upon KWBQ. To the extent that any such event shall exist on the Commencement Date, Broker agrees that any and all costs, judgments, and liabilities which have or shall become due and payable shall be the sole and exclusive financial responsibility of Broker.

         (f) Taxes. All federal, state, county and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed in connection with KWBQ's operations, real estate, or payroll have been duly and timely filed. All taxes which have become due pursuant to such returns or pursuant to any assessment received by them have been paid as have all installments of estimated taxes. All taxes, levies, and other assessments which KWBQ is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities.

         8.3 Licensee's Affirmative Covenant. Licensee covenants and agrees that it will comply fully in all material respects with all applicable federal, state and local laws,


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                                       10

rules and regulations (including, without limitation, all FCC rules, policies and regulations) and pertinent provisions of all contracts, permits and pertinent agreements to which it is a party or is otherwise bound.

         8.4 Broker's Affirmative Covenant. Broker covenants and agrees that it will comply fully in all material respects all applicable federal, state and local laws, rules and regulations (including, without limitation, all FCC rules, policies and regulations) in the provision of the Brokered Programming to Licensee.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable to the other for failure to perform any obligation under this Agreement (nor shall any charges or payments be made in respect thereof) if prevented from doing so by reason of fires, strikes, labor unrest, embargoes, civil commotion, rationing or other orders or requirements, acts of civil or military authorities, acts of God or other contingencies, including equipment failures beyond the reasonable control of the parties, and all requirements as to notice and other performance required hereunder within a specified period shall be automatically extended to accommodate the period of pendency of such contingency which shall interfere with such performance.

         9.2 Trademarks. For the Term of this Agreement, Licensee hereby grants Broker an unlimited license to use any and all trademarks, service marks, patents, trade names, jingles, slogans, logotypes and other intangible rights owned and used or held for use by Licensee in conjunction with the Station. Licensee agrees to execute such additional documentation as may be necessary or desirable to effectuate the license granted under this paragraph.

         9.3 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

                  To Licensee:     Ramar Communications II, Ltd.
                                         9800 University Avenue
                                         Lubbock, TX 79423
                                         Attention: Mr. Brad Moran
                                         Telecopy:    806-748-1949
                                         Telephone:   806-745-3434


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                                       11

                           With a copy (which shall not constitute notice) to:

                                         Leventhal, Senter & Lerman P.L.L.C.
                                         Suite 600
                                         2000 K Street, N.W.
                                         Washington, DC  20006
                                         Attention: Dennis P. Corbett, Esq.
                                         Telecopy:         202-293-7783
                                         Telephone:        202-429-8970

                  To Broker:             ACME Television of New Mexico, LLC
                                         10829 Olive Boulevard, Suite 202
                                         St. Louis, MO 63141
                                         Attention: Mr. Doug Gealy
                                         Telecopy:         314-989-0566
                                         Telephone:        314-989-0616

                                         Tom Allen
                                         Executive Vice President
                                         ACME Television of New Mexico, LLC
                                         Suite 202
                                         2101 4th Street
                                         Santa Ana, CA 92705


                           With a copy (which shall not constitute notice) to:

                                         Dickstein Shapiro Morin & Oshinsky, LLP
                                         2101 L Street, N.W.
                                         Washington, DC 20037
                                         Attention: Lewis J. Paper, Esq.
                                         Telecopy:         202-887-0689
                                         Telephone:        202-828-2265

         Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt


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                                       12


requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

         9.4 Duty to Consult. Each party agrees that it will use its best efforts not to take any action that will unreasonably interfere, threaten or frustrate the other party's purposes or business activities, and that it will keep the other party informed of, and coordinate with the other party regarding, any of its activities that may have a material effect on such party.

         9.5 Press Releases. Except as may be required by law or any governmental agency, no announcement to the press or to any third party of the transactions contemplated herein shall be made by either party unless the same shall be approved in advance in writing by both Broker and Licensee.

         9.6 Severability. Subject to paragraph 6.1, if any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement article that is neither invalid, illegal nor unenforceable.

         9.7 Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement of the parties with respect to its subject matter and supersede all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto.

         9.8 Survival. All representations, warranties, covenants and agreements made herein by the parties hereto or in any certificate to be delivered hereunder or made in connection with the transactions contemplated herein shall serve the execution and delivery of this Agreement. All such representations, warranties, covenants and agreements shall survive for one year past the date on which this Agreement terminates.

         9.9 Payment of Expenses. Except as otherwise provided, Licensee and Broker shall pay their own expenses incident to the preparation and carrying out of this Agreement, including all fees and expenses of their respective counsel.

         9.10 Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Agreement.


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         9.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Agreement duly executed by the other party hereto.

         9.12 Headings. The headings in this Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         9.13 Dealings with Third Parties. Neither party is nor shall hold itself out to be vested with any power or right to bind contractually or act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, making any contractually binding representations contractually binding such party.

         9.14 Indemnification.

         (a) Each party shall, to the fullest extent permitted by law, protect, save, defend and keep the other party harmless and indemnify said other party against, all claims, demands, causes of action, loss, investigations, proceedings, demands, penalties, fines, expenses and judgments, including reasonable attorneys, fees and costs, resulting directly or indirectly from a breach of the indemnifying party's representations, warranties or covenants under this Agreement.

         (b) Broker shall, to the fullest extent permitted by law, protect, save, defend and keep Licensee and the general and limited partners, their members, and the officers, directors, employees, and agents of each of them harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Licensee arising out of Broker's programming on the Station, provided that Licensee shall give Broker prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims. The foregoing shall not apply to the use of any new matter that Licensee may insert in or adjacent to Broker's programming, or to alterations in Broker's programming caused by Licensee, its agents or employees.


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                                       14

         (c) Licensee shall, to the fullest extent permitted by law, protect, save, defend, and keep Broker and its members, employees, and agents harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Broker arising out of Licensee's programming on the Station, provided that Broker shall give Licensee prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims.

         9.15 Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of New Mexico, without giving effect to the principles of conflict of laws.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                 RAMAR COMMUNICATIONS II, LTD.

                 By:    GP Ramar LLC, its General Partner

                 By:    Ramar Communications, Inc., its Sole Member


                 By:    /s/ Brad Moran
                        -------------------------------------------------------
                        Brad Moran, President


                 ACME TELEVISION LICENSES OF NEW MEXICO, LLC

                 By:    /s/ Tom Allen
                        -------------------------------------------------------
                        Tom Allen, Executive Vice-President


                 ACME TELEVISION OF NEW MEXICO, LLC

                 By:    /s/ Tom Allen
                        -------------------------------------------------------
                        Tom Allen, Executive Vice-President

                                    EXHIBIT A

The monthly Time Brokerage Fee will consist of Twenty Thousand Dollars ($20,000.00), plus reimbursement of all costs and expenses incurred by Licensee in fulfilling its obligations under this Agreement relating to operation and maintenance of the Station, including but not limited to Licensee's Station personnel costs, and the monthly rentals paid by Licensee pursuant to the Leases, as defined in Section 7.3(a) hereof. Such payment shall be made on the tenth day of each month beginning in December 1999; provided, that Licensee shall submit an invoice to the Broker by the thirtieth day of the preceding month itemizing each expense with appropriate documentation. To the extent Broker disputes any item of expense, the amount not in dispute shall be paid in accordance with this Exhibit. If the parties cannot resolve the disputed matter within twenty (20) days after its submission by Licensee, the matter shall be referred to a mutually agreeable Certified Public Account ("CPA") whose decision will be final and binding on the parties. Each of the parties will pay half of the fees and expenses of the CPA.